EXHIBIT  10.4



December 17, 1996

Mr. Amancio V. Suarez, Chairman
Cosmo Communications Corporation
16501 N.W. 16 Court                                        `
Miami, Florida 33169


Dear Mr. Suarez:

Please be advised that Congress Financial Corporation ( Florida) hereby waives the $1,000,000 net worth requirement specified in Section 6.19 of the Accounts Financing Agreement between us dated October 30, 1989 through December 31, 1997. We have not waived any other events of default whether with respect to this item or any other items with respect to the period ending December 31, 1997 or any other period.


Very truly yours,

Congress Financial Corporation (Florida)


/s/ RAMON LEBRON
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Ramon Lebron
Vice President